Exhibit 99.2

Comprehensive Analysis Vishay Precision group Copyright 2017 March 2017

Legal Disclaimer This presentation is for general informational purposes only. The views expressed herein represent the opinions of GrizzlyRock Capital, LLC and their affiliates, whose analysis is based on publicly available information and have been developed independently of Vishay Precision Group (the "Company") and of other third parties. No representation or warranty, express or implied, is made as to the accuracy or completeness of any information contained in this presentation. GrizzlyRock Capital, LLC and their affiliates have not assumed any responsibility for independently verifying the information in this presentation, and they disclaim any obligation to update the information contained herein and reserve the right to modify This presentation is solely for informational purposes. This presentation is not intended to provide the sole basis for any decision on any transaction and is not a recommendation with respect to any transaction. The recipient should make its own independent business decision based on all other information, advice and the recipient's own judgment. This presentation does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. Furthermore, this presentation is not and should not be considered a solicitation of proxies in connection with any present or future proxy solicitation. GrizzlyRock Capital, LLC and their affiliates represent a group of investors that as of the date hereof beneficially owns, in the aggregate, approximately 5.79% of the outstanding shares of common stock of the Company as disclosed in the group’s Schedule 13D filed with the Securities and Exchange Commission on March 10th, 2017. Members of the group reserve the right to acquire additional shares of common stock or sell or otherwise dispose of any or all of the shares of common stock of the Company beneficially owned by them, in the open market, in privately negotiated transactions or otherwise. The group may also take any other action with respect to the Company or any of its debt or equity securities in any manner permitted by law. Cautionary Statement Regarding Forward-Looking Statements The information herein contains forward-looking statements. Specific forward-looking statements can be identified by the fact that they do not related strictly to historical or current facts and include, without limitation, words such as "may," will," "expects," "believer," "anticipates," "plans," "estimates," "projects," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements, estimates, and projections reflect various assumptions concerning anticipated results that are inherently subject to significant uncertainties and contingencies and have been included solely for illustrative purposes, including those risks and uncertainties detailed in the continuous disclosure and other filings of the Company, copies of which are available on the U.S. Securities and Exchange Commission website (“EDGAR”) at www.sec.gov/edgar. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. 1 or change their conclusions at any time in the future.

TABLE OF CONTENTS

Executive Summary	Issues & Suggestions	VPG Business Attributes	Appendix
Why Are We Here?	Significant Underperformance	Dominant Market Position	Company Description
GrizzlyRock Involvement	Challenges & Root Causes	Diversified Customer Base	VPG Valuation
Issues & Suggestions	Consequence of Mismanagement	Return Potential (Public or Private)	Recent Events
Conclusion		Cost Opportunities & Operating Leverage	Comparable Business Valuation

GRIZZLY ROCK

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VPG PERFORMANCE THROUGH PRECISION

Executive Summary: Why Are We Here? GrizzlyRock believes that: Vishay Precision Group (NYSE:VPG) (“Vishay”, “VPG”, or the “Company”) has systematically failed Current Management and Board of Directors’ publicly announced plan indicates no improvement for shareholders Substantial opportunities exist to unlock shareholder value Vishay Precision Group is a unique and highly valuable sensor business. Yet the Company has produced negligible shareholder return since 2010 due to poor management and an ineffective Board of Directors 3 to deliver shareholder value

EXECUTIVE SUMMARY: GRIZZLYROCK INVOLVEMENT

- GrizzlyRock and affiliates ("GrizzlyRock") are together one of the largest Vishay Precision Group shareholders with 5.79% ownership of Class A shares [(1)]. We have been shareholders since April 2015
- We believe Vishay Precision Group is severely undervalued due to poor strategy, subpar execution, ineffective Management and a stagnant Board of Directors
- GrizzlyRock seeks to engage with the Board to evaluate all options to unlock shareholder value

GrizzlyRock believes VPG is worth at least $24 per share (~50% upside)

Our goal is to see a defined plan for value realization

GRIZZLY ROCK

(1) GrizzlyRock and affiliated parties own 704,845 shares of VPG common stock as of March 10th, 2016

VPG PERFORMANCE THROUGH PRECISION

EXECUTIVE SUMMARY: ISSUES & SUGGESTIONS

Based on our analysis of Vishay Precision Group we believe the following:

1) **Significant Undervaluation:** VPG shares have languished for years with total shareholder returns of 0% over ~5 years (1)
   - Shares have consistently trailed the S&P 500 by ~111% since year end 2011 (2)
   - Business valued by public markets investors at a discount to peers

2) **Challenges and Root Causes:** We believe Vishay's persistent undervaluation is due to ineffective management, poor capital deployment, an unqualified Board failing to oversee Management, compensation that rewards failure and excessive overhead

3) **Shareholder Focused Way Forward:** GrizzlyRock believes the right path forward for the Board is to immediately reduce corporate overhead, publicly disclose results of Fall 2016 strategic alternatives, strengthen the Board, cease acquisitions, and re-commence strategic review

(1) VPG shares traded for $15.98 on 12/31/2011 and $16.00 on 3/3/2016. No dividends were paid in the interim.
(2) CapitalIQ & GrizzlyRock calculation

GRIZZLY ROCK
VPG PERFORMANCE THROUGH PRECISION

Executive Summary: Conclusion Vishay Precision Group should immediately (with public disclosure) take the following steps to realize intrinsic value: 1) Immediate Corporate Overhead Reduction 2) Identification & Reduction of Segment Operating Expenses 3) Elimination of Dual Class Share Structure 4) Improvement of Current Management Team 5) Systemic Board of Directors Reform (including but not limited to shareholder representation) Status Quo has Not Yielded Acceptable Results Dramatic Change is Needed to Unlock Shareholder Value 6

TABLE OF CONTENTS

Executive Summary	Issues & Suggestions	VPG Business Attributes	Appendix
Why Are We Here?	Significant Underperformance	Dominant Market Position	Company Description
GrizzlyRock Involvement	Challenges & Root Causes	Diversified Customer Base	VPG Valuation
Issues & Suggestions	Consequence of Mismanagement	Return Potential (Public or Private)	Recent Events
Conclusion		Cost Opportunities & Operating Leverage	Comparable Business Valuation

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VPG PERFORMANCE THROUGH PRECISION

I.[ANCE: 120% 111.3% S&P 500 100% 80% 60% 40% 20% -20% 0.1°/o Vishay Precision Group GRIZZLY ROCK Source: Capita/IQ 8 Vishay Precision Group has trailed the S&P 500 by ""111°/o since year end 2011 TRAILING S&P 500 BY 111% SIGNIFICANT UNDERPERFORl\

Significant Underperformance: Tangible Book value Decline Tangible book value per share has declined 30% since 2012 We believe the decline is due to poor acquisitions and capital allocation decisions Source: CapitalIQ9 -30%

Challenges & Root Causes: capital allocation $238 $238 $250 $300 $250 $200 $150 $100 $50$27 $0 FY11FY12FY13FY14FY15FY16 RevenueGR Adj. EBITDA Despite spending $45 million on CapEx and $79.5 million on acquisitions (~60% of current market capitalization), over the past five years, revenues and EBITDA have remained flat Source:CapitalIQ & GrizzlyRock Calculations10 $232$225 $218 $26 $27 $23 $26 $24

CHALLENGES & ROOT CAUSES: BLOATED COST STRUCTURE

- Vishay has a bloated corporate overhead structure at ~$28 million per annum. Our channel checks and math suggests Vishay can operate on ~$20 million of corporate overhead (possibly less)

- Management notes Vishay has the corporate overhead to support $1 billion of revenue. Yet Vishay's revenue is not close to $1 billion, hence the business is massively underutilized and subscale and cost cuts are needed

The ~$8 million potential cost savings from corporate overhead represents a ~30% immediate uplift to EBITDA

GRIZZLY ROCK

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VPG PERFORMANCE THROUGH PRECISION

Challenges & Root Causes: EBITDA Margin Vs. Peers 30.0% 25.0% 20.0% 15.0% 10.0% 5.0% FY11FY12FY13FY14FY15FY16 VPGMTSCCTSLSE: SXSST Despite market leading share, Vishay’s EBITDA margins significantly lag peers due to bloated cost structure and segment inefficiencies Source: CapitalIQ12

Challenges & Root Causes: Bloated cost structure While the Company has taken some steps to rationalize its manufacturing footprint, our channel checks suggest Vishay has additional opportunities to consolidate its factory footprint and various brands The Board of Directors and Management should cease considering acquisitions and focus on integrating operations and rationalizing costs We believe Vishay can generate an additional ~$3 million per year in cost savings from further segment cost reduction 13

CHALLENGES & ROOT CAUSES: BLOATED COST STRUCTURE

If further cost reductions are implemented, Vishay could grow EBITDA by 30%+

Estimated Earnings Power	
FY17E EBITDA	32.7
Plus: Corp. O/H Cost Savings	8.0
Plus: Segment Cost Savings	2.0
Pro-Forma EBITDA	**42.7**
Implied EV/EBITDA	*4.8x*

If Vishay was able to achieve $40+ million of EBITDA and an 8.0x EBITDA multiple the stock would be worth $26 per share (~60% increase from current price)

GRIZZLY ROCK

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VPG PERFORMANCE THROUGH PRECISION

Challenges & Root Causes: dual class share Structure Dual class share structures are strongly looked down upon by firms such as ISS The dual class share structure’s versus voting interest If management and the board are performing well, there should be no need fordual class shares Board of Directors should immediately vote to remove the dual class share structure, thus aligning voting and economic interests 15 misaligns economicinterest

Challenges & Root Causes: dual class share Structure According to a March 2016 report by ISS and the IRRC Institute: “Controlled companies underperformed non-controlled firms over all periods reviewed (one-, three-, five-and 10-year periods) with respect to total shareholder returns, revenue growth, return on equity, and dividend payout ratios.“ IRRC Institute & ISS; Controlled Companies in the Standard & Poor’s 1500, A Follow-up Review of Performance & Risk 16

CHALLENGES & ROOT CAUSES: POOR ACQUISITIONS – GEORGE KELK

- Vishay announced the acquisition of Canada based George Kelk Corporation ("Kelk") for CAD $50 million in December 2012
- Kelk is a manufacturer of mission critical electronic measurement and control equipment used by steel mills and mining applications
- Management indicated Kelk was purchased for ~6.25x EBITDA utilizing a 2 year "average" assumption. Yet our calculations are that Vishay paid roughly ~10.6x [(1)] EBITDA (and EBITDA has subsequently declined)

Since the Kelk acquisition, Vishay has taken over $10 million of impairments on the asset (~20% of the purchase price)

GRIZZLY ROCK

[(1)] CapitalIQ & GrizzlyRock calculation

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VPG PERFORMANCE THROUGH PRECISION

CHALLENGES & ROOT CAUSES: POOR ACQUISITIONS – STRESS-TEK

- Vishay purchased Stress-Tek in December 2015 for $20 million. Stress-Tek manufactures strain gage-based load cells and force measurement systems
- Generating $1.1 million in EBITDA, Vishay paid a staggering 18x EBITDA (the acquisition added an additional $6.4 million of goodwill)
- With cost synergies, Vishay expects EBITDA for the segment to reach $3 million in two years. One year since the acquisition, no update has been provided

Stress-Tek acquisition highlights management's poor capital allocation skills and lack of focus on return based metrics (such as ROIC)

GRIZZLY ROCK

Source: CapitalIQ & GrizzlyRock calculation

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VPG PERFORMANCE THROUGH PRECISION

Challenges & Root Causes: Stagnant Board of Directors Board members Saul Reibstein and Timothy Talbert have both served on the board as “independent” directors since the initial spin-off in 2010 Under their tenure, these directors have overseen the value destructive policies undertaken by management, while collecting over $280,000 in annual retainers since joining Board members who oversaw the numerous value destructive acquisitions should be immediately replaced 19

Challenges & Root Causes: company Run for Legacy Family We believe the Board and management are incentivized to keep the organization as a going-concern for the benefit of family shareholders instead of outside investors Reasons for this belief include: 1) Outsized compensation for CEO Ziv Shoshani despite poor performance 2) Substantial salaries for family members employed by the company 3) Dual class share structure 20

Challenges & Root Causes: Under-delivering Management Team While inconsistent in meeting their range of provided estimates, management has consistently blamed FX rates and various industry weaknesses for weak revenue and earnings Management has also demonstrated poor planning as witnessed by the 2015 covenant violation driven by planned CapEx spend as well as delayed SEC filings in FY15 due to a restatement “Our expectation for fiscal year 2016 is for adjusted diluted earnings per share to be in the range of $0.80 to $1.00, at constant exchange rates” Actual “Adj.” EPS: $0.74 / GAAP EPS $0.48 Per VPG 4th Quarter 2015 Earnings Release 2.18.16 21

Challenges & Root Causes: Excessive management compensation Under CEO Ziv Shoshani’s (legacy family member) management, Vishay shareholders have experienced a 5% per annum decline in tangible book value per share and ~0% total stock return Despite these horrid results, Mr. Shoshani has received a staggering $11.3 million (1) in compensation from FY10 to FY15 (amounts to ~5.5% of the current enterprise value) We find it egregious that the Company paid treasurer Steven Klausner(a brother-in-law of the current Board Chairman) a salary and benefits totaling $365,953 for 2015 (1) Per VPG Proxy filings22

Challenges & Root Causes: Inefficient Management Team We recommend Vishay’s Board implement a search for new CEO candidates Under current leadership, the has been under whelmizng driven by flat revenue and EBITDA growth since the spin-off Weak total shareholder returns are driven by: 1) Lack of focus on return on invested capital leading to poor acquisitions such as Kelk 2) Inefficient capital expenditure spend Shareholder return on Vishay Precision Group common stock has trailed the S&P 500 by ~111% since year end 2011 23 totalshareholderreturn

Challenges & Root Causes: Low Free Cash Flow Vishay’s free cash flow yield should be in-line with peers (such as Spectris) with ~75% FCF to Cash Flow from Operation conversion rates 24

Consequence of Mismanagement: pervasive EBITDA Multiple Weakness 18.0x 16.0x 14.0x 12.0x 10.0x 8.0x 6.0x 4.0x FY11FY12FY13FY14FY15FY16YTD17 VPGMTSCCTSLSE: SXSST Status quo has not yielded acceptable results Dramatic change is needed to unlock shareholder value Source: CapitalIQ25

TABLE OF CONTENTS

Executive Summary	Issues & Suggestions	VPG Business Attributes	Appendix
Why Are We Here?	Significant Underperformance	Dominant Market Position	Company Description
GrizzlyRock Involvement	Challenges & Root Causes	Diversified Customer Base	VPG Valuation
Issues & Suggestions	Consequence of Mismanagement	Return Potential (Public or Private)	Recent Events
Conclusion		Cost Opportunities & Operating Leverage	Comparable Business Valuation

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VPG PERFORMANCE THROUGH PRECISION

VPG Business Attributes: Dominant Market Position Vishay is the largest foil products/resistor manufacturer with over 50% market share in certain niche sensor verticals Vishay’s product average selling prices are a low percentage ofthe end product’s total cost. Competition tends to be determined on quality and performance. Due to Vishay’s technical know-how and scale within their respective niche(s), Vishay has a clear advantage 27

VPG Business Attributes: Dominant Market Position Vishay’s dominant market position generate 40% or higher gross margins in its foil technology segment while generating segment ROIC in excess of 20% Vishay is #1 undisputed leader in foil technology, a high margin cashgenerative business and a leader in the fragmented weighing and control systems market 28 has allowed the Company to

VPG Business Attributes: Diversified Customer Base Vishay boasts a diversified customer base with no customer totaling more than 5% of revenues and no meaningful top ten customer concentration The customer base is diversified across multiple channels and a wide variety of industries, including medical equipment, semiconductor, industrials, measuring and aerospace amongst others Vishay’s fragmented customer and distribution base allows the Company to maintain pricing as well as partially insulate its business from a degradation in one region or industry 29

VPG Business Attributes: public Market Return Potential Vishay currently trades for a 6.3x GrizzlyRock estimated 2017E EBITDA of ~$32.7MM, an undemanding multiple for a niche electrical components market leader Vishay’s industry has been active as of late for acquisitions, with peers purchased from 12.0x to 20.0x EBITDA Due to VPG’s size and business characteristics, a 10x – 12x EBITDA multiple would not be surprising given the synergies a large acquirer could realize 30

VPG Business Attributes: private Market Return Potential Sensor businesses similar to Vishay have been purchased in the private markets at 10x – 20x EBITDA We believe if Vishay’s Board of Directors entered into discussions in good faith, the business could be sold for 10x to 13x LTM EBITDA 31

VPG Business Attributes: Cost Opportunities & Operating Leverage VPG’s operating model carries tremendous operating leverage (incremental EBITDA margins of ~50% for revenue over $250 million) VPG corporate overhead is egregiously high (currently at ~$28 million) Vishay has available additional cost savings on asegment operating level basis 32

TABLE OF CONTENTS

Executive Summary	Issues & Suggestions	VPG Business Attributes	Appendix
Why Are We Here?	Significant Underperformance	Dominant Market Position	Company Description
GrizzlyRock Involvement	Challenges & Root Causes	Diversified Customer Base	VPG Valuation
Issues & Suggestions	Consequence of Mismanagement	Return Potential (Public or Private)	Recent Events
Conclusion		Cost Opportunities & Operating Leverage	Comparable Business Valuation

GRIZZLY ROCK

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VPG PERFORMANCE THROUGH PRECISION

Company Description Vishay Precision Group is a niche manufacturer of highly specialized electronic sensors. Vishay currently operates three business segments: 1) Foil technology products which consists of strain gauges and foil resistors 2) Force sensors which manufactures a broad line of load cells and force transducers 3) Weighing and control systems which provide customized weighing and control mechanisms Vishay was spun-off from Vishay Intertechnology in June 2010. Vishay is headquartered Malvern Pennsylvania and has significant operations in Israel, Europe and India 34

Vishay Precision Group Financial Metrics Snapshot 9.6x Equity Upside50% (1) GrizzlyRock Calculation35 GrizzlyRoc k Base Case Intrinsic Value ($MMs exc ept per share values) Intrinsic Value Share Pric e 24.0 Fully-Diluted Shares 12/31/16 13.4 Intrinsic EV to 2017E (1) EBITDA Implied Market Capitalization 322 + Debt 12/31/16 36 + Pension 12/31/16 15 - Cash 12/31/16 58 Implied Intrinsic Enterprise Value 315 VPG Current Metric s ($MMs exc ept per share values) Share Pric e 03/03/17 16.0 Fully-Diluted Shares 12/31/16 13.4 Dividend Yield 0.0% FY16 EBITDA 26.9 EV to 2016 EBITDA 7.7x Market Capitalization 03/03/17 215 + Debt 12/31/16 36 + Pension 12/31/16 15 - Cash 12/31/16 58 2017E EBITDA (1)32.7 EV to 2017E EBITDA 6.3x 2016 Return on Assets 2.4% 2016 Return on Equity 3.7% Enterprise Value 03/03/17 207

GrizzlyRock Base Case Intrinsic Value 235 241 247 253 259 36 Base Case Valuation 12/31/14 12/31/15 12/31/16 2017E 2018E 2019E 2020E 2021E Revenue 250 232 225 Revenue Growth 4.8% -7.1% -3.1% Gross Margin 36.3% 36.4% 37.1% EBITDA 25 23 26 EBITDA Margin 9.8% 10.1% 11.4% CapEx 9 10 10 CapEx as % of sales 3.6% 4.3% 4.6% Free Cash Flow to the Firm EBIT(1-t) 9 9 9 + NCC 11 10 11 - ΔWC 12 (3) (3) - CapEx (9) (10) (10) 4. 38 3 5% 2.5% 2.5% 2.5% 2.5% .4% 38.5% 38.6% 38.7% 38.9% 3 35 37 40 42 13.9% 14.5% 15.1% 15.7% 16.0% 11 8 8 8 8 4.7% 3.3% 3.0% 3.0% 2.9% 17 19 22 24 27 11 11 10 10 8 (2) (2) (2) (2) (2) (11) (8) (8) (8) (8) Free Cash Flow to the Firm 22 5 8 Earnings Per Share $0.2 ($1.0) $0.5 16 21 23 25 26 $1.2 $1.3 $1.5 $1.7 $1.9

Grizzlyrock Base Case Intrinsic Value Multiple 9.0x minal Value 374 Base Case DCF Intrinsic Value Implies a 50% Price Increase 37 Perpetuity Growth Method EBITDA Multiple Method WACC 10.0% Terminal FCFF Growth Rate 3.0% Terminal Value 378 NPV of Terminal Value 235 NPV of 2017-2021 FCFF 81 EBIT Exit Ter DA in Terminal Year 41.5 NPV of Terminal Value 232 NPV of 2017-2021 FCFF 81 Enterprise Value (as c alc ulated) 316 Plus: Net Cash at 12-31-16 8 Enterprise Value (as c alc ulated) 313 Plus: Net Cash at 12-31-16 8 Equity Value 323 Diluted Shares 13 Equity Value Per Share $24.1 Equity Value 321 Diluted Shares 13.4 Equity Value Per Share $23.9 Average of Each Method $24.0 per share sum-of-the-parts valuation EBITDA Multiple Enterprise Weighing and Control Systems 13.9 7.5x 104 Net Cash 8 Implied Enterprise Value $322 Sum of the Parts Intrinsic Value Implies a 50% Price Increase 38 Per Share $24.0 Corp Overhead (25.0) 7.5x (188) Segment EBITDA Implied Value Foil Technology Products $30.0 11.0x 331 Force Sensors 9.5 7.0x 67

RECENT TIMELINE

- **Dec 2013**: VPG purchases Kelk for CAD $50 million (~10.6x EBITDA)
- **Dec 2014**: VPG records a $4.6 million impairment related to Kelk
- **August 2015**: VPG restates financials due to currency recording issues in India

  VPG breaches fixed charge coverage covenant due to planned CapEx
- **Sept 2015**: VPG announces an additional $4.9 million impairment within steel (i.e. Kelk) business segment
- **Dec 2015**: VPG acquires Stress-Tek for $20 million or 18.2x EBITDA
- **Mar/April 2016**: VPG acquires Pacific Instruments for $11 million (4x avg. two year EBITDA)

  Vishay adds Cary Wood and Janet Clarke to its Board
- **Oct 2016**: VPG spends $1.1 million of shareholder money on strategic alternatives
- **Feb 2017**: VPG announces conclusion of strategic process without substantive information disclosure

Source: CapitalIQ, Company Filings

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VPG PERFORMANCE THROUGH PRECISION

Key Statistics for Comparable Public Businesses Group, Inc . Holding N.V. Prec ision Tec hnologies Corporation Corporation Spec tris plc asdaq GS:MTSC NYSE:CTS LSE:SXS EBITDA 27 797 65 75 283 EBITDA Margins 12% 25% 11% 19% 17% Stock Price 16.0 41.6 55.3 22.3 30.3 Dividend Yield 0.0% 0.0% 2.2% 0.7% 2.1% Market Cap (today) 211 7,103 922 729 3,609 Enterprise Value (today) 207 10,026 776 705 3,794 TEV/EBITDA 7.7x 12.6x 11.9x 9.5x 13.4x Return on Assets 3.4% 4.9% 5.3% 6.9% 6.4% Return on Capital 4.4% 5.9% 8.3% 8.9% 8.4% P/BV 1.2x 3.7x 2.3x 2.3x 2.8x P/Sales 0.9x 3.1x 1.3x 1.8x 2.3x Source: Capital IQ, Company Filings 40 LTM For Period Ended 12/31/2016 12/31/2016 7/2/2016 12/31/2016 12/31/2016 Vishay Sensata MTS Systems CTS Ticker NYSE:VPG NYSE:STN Revenue 225 3,202 Gross Margins 37% 35% 579 397 1,662 36% 35% 57%

Private market transactions oup $580 3.2x 13.5x r Intl $1,004 2.2x 10.0x Jun-14 TE Connectivity Measurement Specialties $1,653 3.1x 16.7x Source: CapitalIQ, Company Filings The sensor M&A industry has been active over the past five years with 15+ transactions, all occurring at multiples in excess of 10x EBITDA (~4.0x premium to Vishay’s current valuation multiple) 41 Mean 2.2x 12.3x Median 2.6x 11.7x Select Comparable Private Market Transactions Date Acquirer Target EVEV/Rev EV/EBITDA Apr-16 MTS Corp. PCB Gr Jul-15 SensataCST US Seg $960 3.0x 11.5x Aug-14 SensataSchrade Jun-14 Measurement Specialties Wema Systems $1151.0x 10.4x Apr-12 DanaherX-Rite $479 0.6x 11.9x